CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-94154) of Foamex International Inc. of our report dated May 26, 2000 relating to the financial statements and schedule of the Foamex L.P. 401(k) Savings Plan, which appears in this Form 11-K.


PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
June 27, 2000


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